Exhibit 99.1

Zscaler Announces Strong Second-Quarter Fiscal 2026 Results; Raises Fiscal 2026 ARR Guidance to 24%
Exceeds high-end of second-quarter guidance on revenue and profitability metrics
Second Quarter Highlights
•Revenue grew 26% year-over-year to $815.8 million
•Annual Recurring Revenue ("ARR") grew 25% year-over-year to $3,359 million
•Operating cash flow grew 14% year-over-year to $204.1 million
•Free cash flow grew 18% year-over-year to $169.1 million
SAN JOSE, California - February 26, 2026 - Zscaler, Inc. (Nasdaq: ZS), the leader in cloud security, today announced financial results for its second quarter of fiscal year 2026, ended January 31, 2026.

“We believe Zscaler is the cybersecurity platform for the AI age - our in-line Zero Trust platform is uniquely architected to secure the unprecedented speed and scale of AI and agentic workflows. Organizations racing to adopt AI are looking to us to provide the security solution they trust, and we're just scratching the surface of this massive future growth opportunity,” said Jay Chaudhry, CEO, Chairman and Founder of Zscaler. “We continue to see robust demand across all three of our growth pillars: AI Security, Zero Trust Everywhere, and Data Security, giving us a highly durable runway for long-term growth.”

"We delivered strong second quarter fiscal 2026 results. ARR grew 25%, or 21% excluding the contribution from the Red Canary acquisition, while profitability reached an all-time high with non-GAAP operating margin over 22%,” said Kevin Rubin, chief financial officer of Zscaler. “Our innovation, combined with disciplined execution, enabled us to operate at a Rule-of-62 fiscal year-to-date, significantly outperforming the Rule-of-40 benchmark."

Second Quarter Fiscal 2026 Financial Highlights
•Revenue: $815.8 million, an increase of 26% year-over-year.
•ARR: ARR grew 25% year-over-year to $3,359 million, of which $155.5 million was net new ARR during the second quarter of fiscal 2026. ARR grew 21% to $3,245 million and net new ARR grew 7% excluding Red Canary ARR of $114.0 million.
•Income (loss) from operations: GAAP loss from operations was $51.8 million, or 6% of revenue, compared to $40.1 million, or 6% of revenue, in the second quarter of fiscal 2025. Non-GAAP income from operations was $181.0 million, or 22% of revenue, compared to $140.5 million, or 22% of revenue, in the second quarter of fiscal 2025.
•Net income (loss): GAAP net loss was $34.3 million, compared to $7.7 million in the second quarter of fiscal 2025. Non-GAAP net income was $168.7 million, compared to $127.1 million in the second quarter of fiscal 2025.
•Net income (loss) per share, diluted: GAAP net loss per share was $0.21, compared to $0.05 in the second quarter of fiscal 2025. Non-GAAP net income per share was $1.01, compared to $0.78 in the second quarter of fiscal 2025.
•Cash flow: Cash provided by operations was $204.1 million, or 25% of revenue, compared to $179.4 million, or 27% of revenue, in the second quarter of fiscal 2025. Free cash flow was $169.1 million, or 21% of revenue, compared to $143.4 million, or 22% of revenue, in the second quarter of fiscal 2025.
•Deferred revenue: $2,355.4 million as of January 31, 2026, an increase of 25% year-over-year.
•Cash, cash equivalents and short-term investments: $3,512.8 million as of January 31, 2026, a decrease of $59.7 million from July 31, 2025. During the first quarter of fiscal 2026, we closed the acquisitions of Red Canary Inc. ("Red Canary") and SPLXAI Inc. ("SPLX") for an aggregate purchase price consideration of $692.0 million.

Recent Business Highlights
•Acquired SquareX Holdings, Inc. ("SquareX") to advance Zero Trust browser security for the AI era by enabling organizations to embed lightweight security extensions directly into standard browsers, like Google Chrome and Microsoft Edge, effectively securing unmanaged and BYOD devices. By combining these capabilities with the Zscaler platform, IT leaders can replace costly, vulnerable legacy tools like VPNs and VDIs with precise access policies for SaaS and private applications without sacrificing user productivity.

•Announced our comprehensive AI security innovations, Zscaler AI Protect, to secure the full spectrum of enterprise AI implementations, providing end-to-end visibility and governance. The Zscaler AI Protect solutions enable organizations to discover and manage their shadow AI footprint, offering capabilities like AI Asset Management, AI Access Security, and AI Red Teaming to proactively perform continuous testing against vulnerabilities.

•Appointed Sunil Frida as Chief Marketing Officer to drive global growth and strengthen Zscaler's brand leadership. Frida brings extensive experience in scaling global technology organizations and will spearhead marketing strategies to accelerate the adoption of Zscaler’s Zero Trust and AI-powered solutions.

•Appointed Dr. Swamy Kocherlakota as EVP of Agentic AI Security Engineering to lead the development of defenses against autonomous AI threats. His leadership focuses on building advanced capabilities within the Zero Trust Exchange platform to secure agentic AI, helping ensure that autonomous agents can be governed, monitored, and secured as distinct identities.

•Received a 2025 AWS Partner Award, recognizing Zscaler as the AWS Marketplace Partner of the Year. This award highlights Zscaler's exceptional growth and leadership within the AWS ecosystem, validating its ability to help joint customers securely accelerate cloud and AI transformations through the AWS Marketplace.

•Published the ThreatLabz 2026 AI Threat Report, revealing a 91% year-over-year surge in enterprise AI usage. Customer AI activity has sprawled across more than 3,400 applications, quadrupling in the last 12 months alone. Data transfers to AI/ML applications increased by 93%, underscoring the urgent need for Zero Trust controls as AI becomes a high-volume conduit for sensitive data.

•Selected as an early adoption partner for the Microsoft Entra Agent ID ecosystem, integrating the Zero Trust Exchange platform to secure autonomous AI agents. This collaboration extends Zero Trust principles to non-human identities, helping to ensure that autonomous AI agents are governed with the same rigor as human users.

•Expanded global infrastructure with a new data center in Kuala Lumpur, Malaysia, to support growing demand in Southeast Asia. This facility delivers lower latency and supports local data residency needs, aligning with Malaysia's "National Critical Information Infrastructure" priorities while ensuring high-performance access for AI and cloud workloads.
Financial Outlook
For the third quarter of fiscal 2026, the company expects:
•Revenue of $834 million to $836 million, growth of 23%.
•Non-GAAP income from operations of $187 million to $189 million, growth of 28 to 29%.
•Non-GAAP net income per share of approximately $1.00 to $1.01, assuming approximately 167 million fully diluted shares outstanding and a non-GAAP tax rate of 21%. This represents growth of 19 to 20%.
For the full year of fiscal 2026, the company expects:
•Annual Recurring Revenue of $3.730 billion to $3.745 billion, growth of 24%, up from previous guidance of $3.698 billion to $3.718 billion, or growth of 23%.
•Revenue of approximately $3.309 billion to $3.322 billion, growth of 24%, up from prior guidance of $3.282 billion to $3.301 billion, or growth of 23%.
•Non-GAAP income from operations of $742 million to $748 million, growth of 28 to 29%, up from prior guidance of $732 million to $740 million, or growth of 26 to 28%.
•Non-GAAP net income per share of $3.99 to $4.02, growth of 22 to 23%. This assumes approximately 169 million fully diluted shares outstanding and a non-GAAP tax rate of 21%. This is up from previous guidance for non-GAAP net income per share of $3.78 to $3.82 million, or growth of 15 to 16%.

Change in Non-GAAP Measures Presentation
Effective August 1, 2025, the beginning of our first quarter of fiscal 2026, we have adopted a long-term projected non-GAAP tax rate of 21%, reduced from the previous rate of 23%. This adjustment aligns with the enactment of the One Big Beautiful Bill Act. The revised tax rate will apply prospectively. We will continue to assess the appropriate non-GAAP tax rate on a regular basis, which could be subject to changes for a variety of reasons, including the rapidly evolving global tax environment, significant changes in our geographic earnings mix, or other changes to our strategy or business operations.

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Guidance for non-GAAP income from operations and non-GAAP net income per share exclude, as applicable, stock-based compensation expense and related employer payroll taxes, amortization expense of acquired intangible assets and amortization of debt issuance costs. We have not reconciled our expectations of non-GAAP income from operations and non-GAAP net income per share to their most directly comparable GAAP measures because certain items are out of our control or cannot be reasonably predicted. For those reasons, we are also unable to address the probable significance of the unavailable information, the variability of which may have a significant impact on future results. Accordingly, a reconciliation for the guidance for non-GAAP income from operations and non-GAAP net income per share is not available without unreasonable effort.

For further information regarding why we believe that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the "Explanation of Non-GAAP Financial Measures" section of this press release.
Conference Call and Webcast Information
Zscaler will host a conference call for analysts and investors to discuss its second quarter of fiscal 2026 and outlook for its third quarter of fiscal 2026 and full year fiscal 2026 today at 1:30 p.m. Pacific time (4:30 p.m. Eastern time).

Date:	Thursday, February 26, 2026
Time:	1:30 p.m. PT
Webcast:	https://ir.zscaler.com
Dial-in:	To join by phone, register at the following link: (https://register-conf.media-server.com/register/BIb4d356b4ab9f421f9ba39f6f2efe2671). After registering, you will be provided with a dial-in number and a personal PIN that you will need to join the call.
Upcoming Conferences
Third quarter of fiscal 2026 investor conference participation schedule:

•Morgan Stanley Technology, Media & Telecom Conference, Monday, March 2, 2026

•Loop Capital Markets 2026 Investor Conference, Tuesday, March 10, 2026

•Stifel 2026 NYC Technology One-on-One Conference, Tuesday, March 10, 2026

•2026 Cantor Global Technology & Industrial Growth Conference, Wednesday, March 11, 2026

•Wells Fargo 2026 Software Symposium, Wednesday, April 8, 2026

Sessions that offer a webcast will be available on the Investor Relations section of the Zscaler website at https://ir.zscaler.com/.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements regarding our future financial and operating performance, including our financial outlook for the third quarter of fiscal 2026 and full year fiscal 2026, and the expected impact of the acquisitions of Red CanaryTM, SPLX and SquareX. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including but not limited to: macroeconomic influences and instability, geopolitical events, operations and financial results and the economy in general; risks related to the use of AI in our platform; our ability to identify and effectively implement the necessary changes to address execution challenges; risks associated with managing our rapid growth, including fluctuations from period to period; our limited experience with new products and subscriptions and support introductions and the risks associated with new products and subscription and support offerings, including the discovery of software bugs; our ability to attract and retain new customers; the failure to timely develop and achieve market acceptance of new products and subscriptions as well as existing products and subscription and support; rapidly evolving technological developments in the market for network security products and subscription and support offerings and our ability to remain competitive; length of sales cycles; useful lives of our assets and other estimates; and general market, political, economic and business conditions.
Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth from time to time in our filings and reports with the Securities and Exchange Commission ("SEC"), including our Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2025 filed on November 25, 2025 and our Annual Report on Form 10-K for the fiscal year ended July 31, 2025 filed on September 11, 2025, as well as future filings and reports by us, copies of which are available on our website at ir.zscaler.com and on the SEC’s website at www.sec.gov. You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. Additional information will also be set forth in other filings that we make with the SEC from time to time. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Use of Non-GAAP Financial Information
We believe that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. For further information regarding why we believe that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the “Explanation of Non-GAAP Financial Measures” section of this press release.

About Zscaler
Zscaler (NASDAQ: ZS) is a pioneer and global leader in zero trust security. The world’s largest businesses, critical infrastructure organizations, and government agencies rely on Zscaler to secure users, branches, applications, data & devices, and to accelerate digital transformation initiatives. Distributed across more than 160 data centers globally, the Zscaler Zero Trust Exchange™ platform combined with advanced AI combats billions of cyber threats and policy violations every day and unlocks productivity gains for modern enterprises by reducing costs and complexity.
Zscaler™ and the other trademarks listed at https://www.zscaler.com/legal/trademarks are either (i) registered trademarks or service marks or (ii) trademarks or service marks of Zscaler, Inc. in the United States and/or other countries. Any other trademarks are the properties of their respective owners.

Investor Relations Contacts
Kim Watkins
SVP, Investor Relations & Strategic Finance
ir@zscaler.com

Pavel Radda
Media Relations Contact
press@zscaler.com

ZSCALER, INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2026	2025	2026	2025
Revenue	$815,751	$647,900	$1,603,863	$1,275,855
Cost of revenue (1) (2) (3)	191,260	148,498	376,013	289,960
Gross profit	624,491	499,402	1,227,850	985,895
Operating expenses:
Sales and marketing (1) (2) (3)	368,946	307,872	742,508	613,959
Research and development (1) (2) (3)	229,137	170,860	429,635	325,114
General and administrative (1) (4)	78,181	60,810	143,842	117,629
Total operating expenses	676,264	539,542	1,315,985	1,056,702
Loss from operations	(51,773)	(40,140)	(88,135)	(70,807)
Interest income	33,893	30,878	67,047	60,926
Interest expense (5)	(4,221)	(2,339)	(6,348)	(5,482)
Other income (expense), net	803	(4,936)	(2,236)	(5,588)
Loss before income taxes	(21,298)	(16,537)	(29,672)	(20,951)
Provision for (benefit from) income taxes (6)	13,014	(8,813)	16,255	(1,176)
Net loss	$(34,312)	$(7,724)	$(45,927)	$(19,775)
Net loss per share, basic and diluted	$(0.21)	$(0.05)	$(0.29)	$(0.13)
Weighted-average shares used in computing net loss per share, basic and diluted	159,683	153,672	159,139	153,114
(1) Includes stock-based compensation expense and related payroll taxes:

Cost of revenue	$22,880	$17,619	$42,862	$33,412
Sales and marketing	81,647	69,979	153,215	134,845
Research and development	84,689	65,896	159,925	124,761
General and administrative	31,197	22,862	58,172	43,912
Total	$220,413	$176,356	$414,174	$336,930
(2) Includes amortization expense of acquired intangible assets:

Cost of revenue	$6,917	$3,815	$12,609	$7,490
Sales and marketing	4,197	425	7,138	850
Research and development	—	5	—	145
Total	$11,114	$4,245	$19,747	$8,485
(3) Includes restructuring and other charges:

Cost of revenue	$—	$—	$750	$—
Sales and marketing	—	—	2,809	—
Research and development	—	—	1,182	—
Total	$—	$—	$4,741	$—

(4) Includes acquisition-related expenses:	$1,212	$—	$2,295	$—

(5) Includes amortization of debt issuance costs	$2,040	$982	$4,078	$1,963
(6) During the three months ended January 31, 2025, we recognized a tax benefit of $17.2 million attributable to the release of the valuation allowance on United Kingdom (U.K.) deferred tax assets.

ZSCALER, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)
	January 31,	July 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$1,202,751	$2,389,023
Short-term investments	2,310,000	1,183,386
Accounts receivable, net	551,820	992,181
Deferred contract acquisition costs	188,696	180,819
Prepaid expenses and other current assets	197,496	148,881
Total current assets	4,450,763	4,894,290
Property and equipment, net	544,623	543,377
Operating lease right-of-use assets	138,333	89,772
Deferred contract acquisition costs, noncurrent	330,608	328,722
Acquired intangible assets, net	193,376	47,323
Goodwill	1,001,401	417,730
Other noncurrent assets	94,724	98,674
Total assets	$6,753,828	$6,419,888

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$29,031	$46,906
Accrued expenses and other current liabilities	100,264	93,984
Accrued compensation	160,515	181,807
Deferred revenue	1,983,569	2,054,417
Operating lease liabilities	67,587	52,497
Total current liabilities	2,340,966	2,429,611
Convertible senior notes	1,702,718	1,700,727
Deferred revenue, noncurrent	371,786	413,609
Operating lease liabilities, noncurrent	94,083	43,352
Other noncurrent liabilities	48,327	33,316
Total liabilities	4,557,880	4,620,615
Stockholders’ Equity
Common stock	161	159
Additional paid-in capital	3,416,085	2,980,591
Accumulated other comprehensive income	15,187	8,081
Accumulated deficit	(1,235,485)	(1,189,558)
Total stockholders’ equity	2,195,948	1,799,273
Total liabilities and stockholders’ equity	$6,753,828	$6,419,888

ZSCALER, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Six Months Ended
	January 31,
	2026	2025
Cash Flows from Operating Activities
Net loss	$(45,927)	$(19,775)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization expense	67,595	45,911
Amortization expense of acquired intangible assets	19,747	8,485
Amortization of deferred contract acquisition costs	97,633	79,191
Amortization of debt issuance costs	4,078	1,963
Non-cash operating lease costs	38,756	31,565
Stock-based compensation expense	405,146	329,295
Accretion of investments purchased at a discount	(3,635)	(10,110)
Unrealized (gains) losses on hedging transactions	(1,061)	3,036
Deferred income taxes	(1,553)	(17,359)
Other	2,438	1,303
Changes in operating assets and liabilities, net of effects of business acquisitions:
Accounts receivable	461,531	222,043
Deferred contract acquisition costs	(107,396)	(74,158)
Prepaid expenses, other current and noncurrent assets	(30,222)	(12,144)
Accounts payable	(22,117)	98
Accrued expenses, other current and noncurrent liabilities	6,252	(11,481)
Accrued compensation	(29,535)	(20,380)
Deferred revenue	(187,081)	(16,469)
Operating lease liabilities	(22,296)	(30,246)
Net cash provided by operating activities	652,353	510,768
Cash Flows from Investing Activities
Purchases of property, equipment and other assets	(35,066)	(32,043)
Capitalized internal-use software	(34,862)	(43,416)
Payments for business acquisitions, net of cash acquired	(672,780)	(834)
Purchase of strategic investments	(2,008)	(786)
Purchases of short-term investments	(1,401,469)	(729,066)
Proceeds from maturities of short-term investments	242,803	605,003
Proceeds from sale of short-term investments	40,258	—
Net cash used in investing activities	(1,863,124)	(201,142)
Cash Flows from Financing Activities
Proceeds from issuance of common stock upon exercise of stock options	3,984	3,456
Proceeds from issuance of common stock under the employee stock purchase plan	21,506	22,344
Payment of holdback amounts related to a business acquisition	(110)	—
Payments for issuance costs related to the 2028 convertible senior notes	(684)	—
Purchases of capped calls related to the 2028 convertible senior notes	(197)	—
Net cash provided by financing activities	24,499	25,800
Net increase (decrease) in cash and cash equivalents	(1,186,272)	335,426
Cash and cash equivalents at beginning of period	2,389,023	1,423,080
Cash and cash equivalents at end of period	$1,202,751	$1,758,506

ZSCALER, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2026	2025	2026	2025

Revenue	$815,751	$647,900	$1,603,863	$1,275,855

Non-GAAP Gross Profit and Non-GAAP Gross Margin
GAAP gross profit	$624,491	$499,402	$1,227,850	$985,895
Add:
Stock-based compensation expense and related payroll taxes	22,880	17,619	42,862	33,412
Amortization expense of acquired intangible assets	6,917	3,815	12,609	7,490
Restructuring and other charges	—	—	750	—
Non-GAAP gross profit	$654,288	$520,836	$1,284,071	$1,026,797
GAAP gross margin	77%	77%	77%	77%
Non-GAAP gross margin	80%	80%	80%	80%

Non-GAAP Income from Operations and Non-GAAP Operating Margin
GAAP loss from operations	$(51,773)	$(40,140)	$(88,135)	$(70,807)
Add:
Stock-based compensation expense and related payroll taxes	220,413	176,356	414,174	336,930
Amortization expense of acquired intangible assets	11,114	4,245	19,747	8,485
Restructuring and other charges	—	—	4,741	—
Acquisition-related expenses	1,212	—	2,295	—
Non-GAAP income from operations	$180,966	$140,461	$352,822	$274,608
GAAP operating margin	(6)%	(6)%	(5)%	(6)%
Non-GAAP operating margin	22%	22%	22%	22%

ZSCALER, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2026	2025	2026	2025
Non-GAAP Net Income per Share, Diluted
GAAP net loss	$(34,312)	$(7,724)	$(45,927)	$(19,775)
Add: GAAP provision for (benefit from) income taxes (1)	13,014	(8,813)	16,255	(1,176)
GAAP loss before income taxes	(21,298)	(16,537)	(29,672)	(20,951)
Add:
Stock-based compensation expense and related payroll taxes	220,413	176,356	414,174	336,930
Amortization expense of acquired intangible assets	11,114	4,245	19,747	8,485
Restructuring and other charges	—	—	4,741	—
Acquisition-related expenses	1,212	—	2,295	—
Amortization of debt issuance costs	2,040	982	4,078	1,963
Non-GAAP net income before income taxes	213,481	165,046	415,363	326,427
Non-GAAP provision for income taxes (2)	44,830	37,965	87,225	75,083
Non-GAAP net income	$168,651	$127,081	$328,138	$251,344

GAAP provision for (benefit from) income taxes	$13,014	$(8,813)	$16,255	$(1,176)
Add: Income tax and other tax adjustments (2)	31,816	46,778	70,970	76,259
Non-GAAP provision for income taxes (2)	$44,830	$37,965	$87,225	$75,083
Non-GAAP effective tax rate (2)	21%	23%	21%	23%

Non-GAAP net income	$168,651	$127,081	$328,138	$251,344
Add: Non-GAAP interest expense, net of tax related to the convertible senior notes	—	276	—	552
Numerator used in computing non-GAAP net income per share, diluted	$168,651	$127,357	$328,138	$251,896

GAAP net loss per share, diluted	$(0.21)	$(0.05)	$(0.29)	$(0.13)
Stock-based compensation expense and related payroll taxes	1.32	1.09	2.48	2.08
Amortization expense of acquired intangible assets	0.07	0.03	0.12	0.05
Restructuring and other charges	—	—	0.03	—
Acquisition-related expenses	0.01	—	0.01	—
Amortization of debt issuance costs	0.01	0.01	0.02	0.01
Income tax and other tax adjustments (2)	(0.19)	(0.29)	(0.43)	(0.47)
Non-GAAP interest expense, net of tax related to the convertible senior notes	—	—	—	—
Adjustment to total fully diluted earnings per share (3)	—	(0.01)	0.03	0.01
Non-GAAP net income per share, diluted	$1.01	$0.78	$1.97	$1.55

Weighted-average shares used in computing GAAP net loss per share, diluted	159,683	153,672	159,139	153,114
Add: Outstanding potentially dilutive equity incentive awards	2,780	2,988	3,624	2,848
Add: Convertible senior notes	3,925	7,626	3,925	7,626
Less: Antidilutive impact of capped call transactions (4)	—	(1,769)	—	(1,505)
Weighted-average shares used in computing non-GAAP net income per share, diluted	166,388	162,517	166,688	162,083
___________

(1) During the three months ended January 31, 2025, we recognized a tax benefit of $17.2 million attributable to the release of the valuation allowance on U.K. deferred tax assets.

(2) Effective August 1, 2025, the beginning of our first quarter of fiscal 2026, we have adopted a long-term projected non-GAAP tax rate of 21%, reduced from the previous rate of 23%. This adjustment aligns with the enactment of the One Big Beautiful Bill Act. The revised tax rate will apply prospectively. We will continue to assess the appropriate non-GAAP tax rate on a regular basis, which could be subject to changes for a variety of reasons, including the rapidly evolving global tax environment, significant changes in our geographic earnings mix, or other changes to our strategy or business operations.

(3) The sum of the fully diluted earnings per share impact of individual reconciling items may not total to fully diluted non-GAAP net income per share due to the weighted-average shares used in computing the GAAP net loss per share differs from the weighted-average shares used in computing the non-GAAP net income per share, and due to rounding of the individual reconciling items. The GAAP net loss per share calculation uses a lower share count as it excludes potentially dilutive shares, which are included in calculating the non-GAAP net income per share.

(4) We exclude the in-the-money portion of the convertible senior notes for non-GAAP weighted-average diluted shares as they are covered by our capped call transactions. Our outstanding capped call transactions are antidilutive under GAAP but are expected to mitigate the dilutive effect of the convertible senior notes and therefore are included in the calculation of non-GAAP diluted shares outstanding. The capped calls have an antidilutive impact when the average stock price of our common stock in a given period is higher than their exercise price.

ZSCALER, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2026	2025	2026	2025
Free Cash Flow
Net cash provided by operating activities	$204,073	$179,433	$652,353	$510,768
Less:
Purchases of property, equipment and other assets	(17,755)	(15,018)	(35,066)	(32,043)
Capitalized internal-use software	(17,189)	(20,987)	(34,862)	(43,416)
Free cash flow	$169,129	$143,428	$582,425	$435,309

Free Cash Flow Margin
Net cash provided by operating activities, as a percentage of revenue	25%	27%	41%	40%
Less:
Purchases of property, equipment and other assets, as a percentage of revenue	(2)%	(2)%	(3)%	(3)%
Capitalized internal-use software, as a percentage of revenue	(2)%	(3)%	(2)%	(3)%
Free cash flow margin	21%	22%	36%	34%

ZSCALER, INC.
Explanation of Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States of America ("GAAP"), we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, as it has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In particular, free cash flow is not a substitute for cash provided by operating activities. Additionally, the utility of free cash flow as a measure of our liquidity is further limited as it does not represent the total increase or decrease in our cash balance for a given period. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation of our historical non-GAAP financial measures to their most directly comparable financial measures stated in accordance with GAAP has been included in this press release. There is no GAAP measure that is comparable to ARR, so we have not reconciled the ARR data included to any GAAP measure. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures and key metrics as analytical tools. Investors are encouraged to review these reconciliations, and not to rely on any single financial measure to evaluate our business.
Expenses Excluded from Non-GAAP Measures
Stock-based compensation expense is excluded primarily because it is a non-cash expense that management believes is not reflective of our ongoing operational performance. Employer payroll taxes related to stock-based compensation, which is a cash expense, are excluded because these are tied to the timing and size of the exercise or vesting of the underlying equity incentive awards and the price of our common stock at the time of vesting or exercise, which may vary from period to period independent of the operating performance of our business. Amortization expense of acquired intangible assets and amortization of debt issuance costs from the convertible senior notes are excluded because these are non-cash expenses and are not reflective of our ongoing operational performance. Acquisition-related expenses incurred with business acquisitions are excluded because these are not reflective of our ongoing operational performance. Restructuring and other charges includes severance and termination benefits in connection with a restructuring plan to streamline operations and to align people, roles and projects to our strategic priorities. These expenses are excluded because they fluctuate in amount and frequency and are not reflective of our core business operating performance.
Effective August 1, 2025, the beginning of our first quarter of fiscal 2026, we have adopted a long-term projected non-GAAP tax rate of 21%, reduced from the previous rate of 23%. This adjustment aligns with the enactment of the One Big Beautiful Bill Act. The revised tax rate will apply prospectively. We will continue to assess the appropriate non-GAAP tax rate on a regular basis, which could be subject to changes for a variety of reasons, including the rapidly evolving global tax environment, significant changes in our geographic earnings mix, or other changes to our strategy or business operations.
Non-GAAP Financial Measures
Non-GAAP Gross Profit and Non-GAAP Gross Margin. We define non-GAAP gross profit as GAAP gross profit excluding stock-based compensation expense and related employer payroll taxes, amortization expense of acquired intangible assets and restructuring and other charges. We define non-GAAP gross margin as non-GAAP gross profit as a percentage of revenue.
Non-GAAP Income from Operations and Non-GAAP Operating Margin. We define non-GAAP income from operations as GAAP loss from operations excluding stock-based compensation expense and related employer payroll taxes, amortization expense of acquired intangible assets, restructuring and other charges and acquisition-related expenses. We define non-GAAP operating margin as non-GAAP income from operations as a percentage of revenue.
Non-GAAP Net Income per Share, Diluted. We define non-GAAP net income as GAAP net loss excluding stock-based compensation expense and related employer payroll taxes, amortization expense of acquired intangible assets, restructuring and other charges, amortization of debt issuance costs, acquisition-related expenses and the non-GAAP provision for income taxes adjustment. We define non-GAAP net income per share, diluted, as non-GAAP net income plus the applicable non-GAAP interest expense related to the convertible senior notes divided by the weighted-average diluted shares outstanding. The weighted-average diluted shares outstanding includes the effect of potentially diluted common stock equivalents outstanding during the period and the anti-dilutive impact of the capped call transactions entered into in connection with the convertible senior notes.
Annual Recurring Revenue. ARR refers to the next 12 months of revenue from subscription contracts as of the measurement date. To establish ARR for a customer, we assume that any contract expiring during the next 12 months will be renewed under the existing terms, excluding Red Canary's subscription contracts expiring in fiscal year 2026.

Free Cash Flow and Free Cash Flow Margin. We define free cash flow as net cash provided by operating activities less purchases of property, equipment and other assets and capitalized internal-use software. We define free cash flow margin as free cash flow divided by revenue. We believe that free cash flow and free cash flow margin are useful indicators of liquidity that provide information to management and investors about the amount of cash generated from our operations that, after the investments in property, equipment and other assets and capitalized internal-use software, can be used for strategic initiatives.